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                                                Exhibit 23.3






                       BP Amoco p.l.c.

             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BP Amoco p.l.c. of our report dated February 24, 1998 relating to the financial statements of Amoco Corporation appearing in the December 31, 1999 Annual Report on Form 20-F of BP Amoco p.l.c.





/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chicago, IL
April 7, 2000